UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________________________

FORM 8-K
 _______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016
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ENABLE MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
 _______________________________________

Delaware	1-36413	72-1252419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Leadership Square
211 North Robinson Avenue
Suite 150
Oklahoma City, Oklahoma 73102
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (405) 525-7788
 _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2016, Ronnie K. Irani was appointed to the board of directors (the “Board”) of Enable GP, LLC (“Enable GP”), the general partner of Enable Midstream Partners, LP (the “Partnership”). Mr. Irani is expected to be appointed to serve on the Board’s audit committee and conflicts committee. Mr. Irani’s appointment is effective March 1, 2016. Mr. Irani joins Peter H. Kind and Alan N. Harris as an independent director.

As an independent director, Mr. Irani will receive compensation for his Board service consistent with the compensation program for independent directors described in the Partnership's Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2015 as filed with the Securities and Exchange Commission on February 17, 2016. Mr. Irani also will be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law.

There is no arrangement or understanding between Mr. Irani and any other person pursuant to which Mr. Irani was elected as a director of Enable GP.

Item 9.01. Financial Statements and Exhibits

The exhibit listed below is furnished pursuant to Item 2.02 of this Form 8-K.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued by Enable Midstream Partners, LP dated February 29, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enable Midstream Partners, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ J. Brent Hagy
J. Brent Hagy
Vice President, Deputy General Counsel, Secretary and Chief Ethics & Compliance Officer

Date: February 29, 2016